UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 7, 2011

Resource Capital Corp.
(Exact Name of Registrant as Specified in Charter)

Maryland	1-32733	20-2287134
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

712 Fifth Avenue, 12th Floor New York, NY		10019
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: 212-974-1708
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On July 7, 2011, Resource Capital Corp. (NYSE: RSO) (the “Company”) and its wholly-owned subsidiary, RCC Real Estate, Inc. (“RCC Real Estate” and, together with the Company, the “Borrowers”), entered into a $10.0 million revolving credit facility (the “Facility”) with The Bancorp Bank (the “Bank”).  The Facility will provide short-term loans to the Borrowers (“Bridge Loans”) which will enable them to make real estate loans to third parties (“Third Party Loans”) prior to such Third Party Loans being sold by the Borrowers to collateralized debt obligation issuers (each a “CDO”) as part of their asset pools.

We describe the Facility in Item 2.03 below, which is incorporated by reference as if fully set forth herein.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

            The Facility is evidenced by a Revolving Judgment Note and Security Agreement by and among the Borrowers and the Bank entered into July 7, 2011 (the “Note”).  The Note becomes due and payable on June 30, 2012; however each Bridge Loan must be repaid on the earlier of (i) the sale of the Third Party Loan to a CDO or (ii) five business days following disbursement by Bank of a Bridge Loan to Borrowers.  Borrowings under the Facility bear interest at the Wall Street Journal Prime Rate plus 275 basis points (the “Interest Rate”); however, Bridge Loans that are not repaid within five business days will bear interest at the Interest Rate plus 500 basis points.  Borrowings are secured by a pledge by RCC Real Estate of two Class A-1 notes held by it issued by Resource Real Estate Funding CDO 2006-1, Ltd.  Each of the Class A-1 notes has a par value of $20.0 million, and borrowings under the Facility are limited to 25% of such par value.

The Note contains customary representations and covenants for facilities of this type, including covenants with respect to the valuation of the collateral and covenants that limit RCC Real Estate’s ability to transfer pledged collateral or grant liens thereon. Events of default are also customary for loans of this size, including payment defaults and breaches of representations or covenants. Occurrence of an event of default allows the Bank to accelerate the payment of the loan and terminate its commitment to lend.

The foregoing description of the Facility does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the document filed as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Revolving Judgment Note and Security Agreement dated July 7, 2011.

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Resource Capital Corp.

Date: July 13, 2011	/s/ David J. Bryant David J. Bryant Chief Financial Officer